ASSURANCE DIMENSIONS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Hoop Street Center 1 Corporation.

We consent to the inclusion in the forgoing Registration Statement of **Hoop Street Center 1 Corporation** (the "Company") to the Form 1-A of our report dated February 14, 2022 relating to our audit of the balance sheet as of December 31, 2021, and statement of operations, stockholders' equity and cash flows for the year ended December 31, 2021.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

Assurance Dimensions

Margate, Florida
February 14, 2022

ASSURANCE DIMENSIONS CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES
also d/b/a McNAMARA and ASSOCIATES, PLLC
TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053
JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053
ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053
SOUTH FLORIDA: 2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053
www.assurancedimensions.com